Exhibit 15.1

August 6, 2020

To the Board of Directors and Stockholders of TreeHouse Foods, Inc.
2021 Spring Road
Suite 600
Oak Brook, Illinois 60523

We are aware that our report dated August 6, 2020, on our review of the interim financial information of TreeHouse Foods, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, is incorporated by reference in Registration Statement Nos. 333-231122, 333-223899, 333-206161, 333-183321, 333-150053, and 333-126161 on Form S-8.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois